SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 26, 2004

Date of Report (Date of earliest event reported)

CORIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31003	77-0492528
(State of other jurisdiction of incorporation)	(Commission File)	(IRS Employer Identification Number)

959 Skyway Road, Suite 100

San Carlos, CA 94070

(Address of Principal Executive Offices)

(650) 232-3000

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

In the conference call following the issuance of Corio’s July 26, 2004 press release, George Kadifa, Corio’s Chief Executive Officer, stated, “We are approaching the $100 million level of total contract value booked since the demand momentum picked up in the second half of last year.” In response to a question, Brett White, Corio’s Executive Vice President, Chief Financial Officer, estimated that approximately one-third of this total contract value is based on contract renewals by existing customers. Please note that the actual number is not one-third, but instead is approximately thirteen percent of the total contract value that is based on contract renewals by existing customers.

This Report on Form 8-K/A is being filed to correct errors in our Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2004. Specifically, in the tables in the sections of our Statements of Operations filed as an exhibit to our July 26, 2004 Report on Form 8-K titled “Reconciliation of Net Loss to EBITDA” and “Amortization Expense in EBITDA Reconciliation Above” those tables referred incorrectly to the “Three Months Ended” and “Six Months Ended” “June 30, 2003” and “June 30, 2002”, whereas the tables should have referred to the “Three Months Ended” and “Six Months Ended” “June 30, 2004” and “June 30, 2003”. The tables have been corrected in the attached exhibit. None of the amounts presented in the financial results have been revised.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibit is furnished herewith:

99.1	Press Release dated July 26, 2004 by Corio, Inc.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is intended to be furnished under Item 12 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 26, 2004, Corio, Inc., a Delaware corporation (“Corio”), announced its financial results for the fiscal quarter ended June 30, 2004 and certain other information. A copy of Corio’s press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1. The press release included as an exhibit to this report contains “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about Corio’s business and other matters contained in the press release are “forward-looking”. The press release also states that additional factors that could cause results to differ from those projected are discussed in our public filings with the Securities and Exchange Commission (the “SEC”) and are available at the SEC’s website (http://www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIO, INC.

Date: July 26, 2004	By:	/s/ GEORGE KADIFA
George Kadifa Chief Executive Officer

CORIO, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated July 26, 2004 by Corio, Inc.